UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2006

APPLETON PAPERS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-82084	36-2556469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 East Wisconsin Avenue P.O. Box 359 Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

Graham Bennington, chief executive officer of BemroseBooth Limited (the "Company"), a subsidiary of Appleton Papers Inc., announced on June 19, 2006 his plans to retire from the Company. Mr. Bennington chose to announce his retirement plans now to provide the Company enough time to find the best qualified individual to succeed him and to make the management change as smooth as possible. Mr. Bennington will continue to serve as the Company's chief executive officer during the candidate search and transition period. Mr. Bennington's retirement will result in the termination of his employment services agreement with the Company.

A copy of the press release dated June 19, 2006 is attached as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number Description of Document

99.1 Press Release, dated June 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:

Name: Angela Tyczkowski

Title: Vice President, Secretary and
General Counsel

Dated: June __, 2006

EXHIBIT INDEX

Exhibit Number Description of Document

99.1 Press Release, dated June 19, 2006